Capstone Green Energy Appoints Christopher Close to Its Board of Directors

LOS ANGELES, CA / BUSINESS WIRE / June 23, 2025 – Capstone Green Energy Holdings, Inc. (the "Company” or “Capstone”) (PINK: CGEH) and Capstone Green Energy, LLC., today announced the appointment of Christopher Close to the Company’s Board of Directors, effective June 16, 2025. It is also expected that Mr. Close will be appointed to the Board’s Audit Committee. In connection with the appointment of Mr. Close, the Board expanded the size of the Board to seven members.

“We are very excited to welcome Chris to the Capstone Board,” said Bob Flexon, Chairman of the Board of Directors of Capstone. “His extensive financial expertise and business acumen will bring a valuable perspective to our journey toward financial health with sustainable excellence as we focus on discipline and long-term value creation that will fuel our growth. Chris’s experience will help accelerate Capstone’s efforts to drive strategic momentum as we enter our next phase of meaningful transformation of the Company.”

Mr. Close brings more than 35 years of senior financial leadership experience, grounded in corporate finance and strategic execution. His background spans financial planning and analysis, investor relations, mergers and acquisitions, treasury, accounting, as well as additional leadership experience in human resources and information technology.

Mr. Close is currently President of Close Consulting LLC, where he advises business owners and private equity portfolio companies on complex financial strategies, operational performance, restructurings, and organizational effectiveness. His prior executive roles include serving as Chief Financial Officer at Noramco, a global pharmaceutical manufacturer, and at Preferred Sands, a leading energy services provider, where he spearheaded transformational financial initiatives across multi-site operations.

Earlier in his career, Mr. Close held senior finance positions at Exelon, Constellation Energy, and Airgas and began his professional journey as an auditor at PricewaterhouseCoopers. He holds Series 7 and 66 securities licenses and earned an MBA from Villanova University and a bachelor’s degree in accounting from the University of Delaware.

“I’m honored to join Capstone’s Board at such a pivotal point in the Company’s journey,” said Chris Close, Capstone’s newest Board Member. “Capstone’s core values and vision closely align with my own, particularly the focus on financial discipline, operational excellence, and sustainable growth. I look forward to working with the leadership team and my fellow directors to help accelerate the Company’s strategic growth and deliver meaningful value for stockholders.”

“We’re pleased to welcome Chris to the Board,” added Robert Powelson, Chair of the Governance & Sustainability Committee. “Following a thorough selection process, we identified Chris as a strong fit based on his financial background, operational leadership, and strategic insight. His addition strengthens the Board’s capabilities as we work to enhance execution and build a more resilient and focused organization.”

About Capstone Green Energy

For almost four decades, Capstone Green Energy has been at the forefront of clean technology using microturbines and revolutionizing how businesses manage their energy supply on a sustainable basis. In partnership with our worldwide team of dedicated distributors, we have shipped over 10,000 units to 83 countries, lowering our clients’ carbon footprint with highly efficient on-site energy systems and microgrid solutions.

Today, our commitment to a cleaner future is unwavering. We offer customers a range of microturbine products ranging from 65kW to multiple MW’s for the commercial, industrial, and utility-scale spaces uniquely tailored to their specific needs. Capstone's solutions portfolio not only showcases our core clean technology microturbines but also includes flexible Energy-as-a-Service (EaaS) offerings, including build, own, and operate models, as well as rental services.

Capstone’s fast, turnkey power rental solutions are intended to address customers with limited capital or short-term needs; for more information, contact rentals@CGRNenergy.com.

In our pursuit of cutting-edge solutions, we've forged strategic partnerships to extend our impact. Through these collaborations, we proudly offer solutions that utilize renewable gas products and heat recovery solutions. These solutions greatly enhance the sustainability and efficiency of our client's operations while contributing to a cleaner and more responsible sustainable energy landscape.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weaknesses in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies; employee attrition and the Company’s ability to retain senior management and other key personnel; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the impact of litigation and regulatory proceedings; the potential material adverse effect on the price of the Company’s common stock and stockholder lawsuits. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com